EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into, by and between Exar Corporation, a Delaware corporation (the “Company”), and Ralph Schmitt (“Executive”) as of August 24, 2007.

BACKGROUND INFORMATION

A. The Company, Sipex Corporation and a wholly-owned subsidiary of the Company have entered into an Agreement and Plan of Merger dated as of May 7, 2007 whereby, subject to the terms and conditions thereof, such subsidiary will be merged with and into Sipex Corporation and Sipex Corporation will become a wholly-owned subsidiary of the Company (the “Merger”).

B. Executive is currently the President and Chief Executive Officer of Sipex Corporation.

C. The Company and Executive previously entered into an Employment Agreement, dated May 7, 2007 (the “Employment Agreement”), setting forth the terms and conditions of the employment relationship between Executive and the Company following the Merger.

D. Executive and the Company desire to enter into this Amendment on the terms and conditions contained herein.

STATEMENT OF AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment. Section 3.3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Additional Performance Compensation. Executive shall be eligible to receive such additional performance based compensation as the Board or the Compensation Committee of the Board may, from time to time, determine is appropriate. In addition, the Company shall grant Executive fully vested shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”) as follows:

(a) if, on or before March 31, 2008, the Sipex Corporation business (the “Sipex Business”) has achieved (i) at least 95% of the gross margin targets for the Sipex Business reflected in financial materials presented to the Company on August 4, 2007 for the six-month period ended March 31, 2008 and (ii) at least 97% of the revenue targets for the Sipex Business reflected in financial materials presented to the Company on August 4, 2007 for the six-month period ended March 31, 2008, 10,000 shares of Common Stock; and

(b) if, on or before September 30, 2008, the Sipex Business has achieved (i) at least 95% of the gross margin targets for the Sipex Business reflected in financial materials presented to the Company on August 4, 2007 for the six-month period ended September 30, 2008 and (ii) 97% of the revenue targets for the Sipex Business reflected in financial materials presented to the Company on August 4, 2007 for the six-month period ended September 30, 2008, 10,000 shares of Common Stock.”

2. Termination of Sipex Arrangements. For purposes of clarity, Executive hereby confirms, acknowledges and agrees that following the Merger and his becoming employed by the Company pursuant to the Employment Agreement, as amended hereby, that any rights Executive may have under his prior employment agreement and any other severance or other employment compensation agreement or arrangement with Sipex Corporation shall cease and terminate.

3. No Other Modifications. Except as specifically amended by this Amendment, the Employment Agreement shall remain in full force and effect, and Executive and the Company hereby reaffirm all of the provisions of the Employment Agreement as modified by this Amendment. The Employment Agreement, as modified by this Amendment, embodies the entire agreement of the parties hereto respecting the matters within its scope, and supersedes and negates any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter of the Employment Agreement and this Amendment. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter of the Employment Agreement, except as expressly set forth in the Employment Agreement and as modified by this Amendment.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original instrument, and all of which together shall constitute the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the date first above written, by their duly authorized representatives.

COMPANY:	Exar Corporation,
a Delaware corporation

	By:	/s/ Richard L. Leza
	Name:	Richard L. Leza
	Title:	Chairman of the Board

EXECUTIVE:		/s/ Ralph Schmitt
Ralph Schmitt

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